ASSET SALE AGREEMENT

     This asset sale agreement (“Agreement”) is entered into effective November 14, 2011 (“Effective Date”) in Carson City, Nevada by and between BOWERMAN HOLDINGS, LLC, a California domestic limited liability company (“Seller”), and DEL TORO SILVER CORP., a Nevada domestic corporation (“Buyer”). Seller and Buyer are the only parties to this Agreement and are at times referred to herein singly as a “Party” and collectively as the “Parties.”

     In consideration of the mutual covenants, agreements and promises of the Parties, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby covenant and agree as follows:

1.	DEFINITIONS

     1.1 “Acquired Assets” means sixty percent (60%) of one hundred percent (100%) of Seller’s right, title and interest in and to: the thirty one (31) KM mining claims (California Mining Claim Numbers 281855 through 281885) and seventeen (17) Raddlefinger mining claims (California Mining Claim Numbers 279802 through 279818) in Siskiyou County, California that are on and under Assessor’s Parcel Numbers 860-001-509-00 and 860-001-410-000, respectively and collectively, and all appurtenances and rights-of-way appertaining thereto (“Claims”); any and all existing claims, deposits, prepayments, refunds, causes of action, rights of recovery, rights of set off, and rights of recoupment concerning the Claims; and any and all approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies regarding the Claims; but excluding any and every bond posted by any third party optionee or licensee of Seller or any of Seller’s predecessors in interest.

     1.2 “Employee Benefit Plan” means any “employee benefit plan”, as defined in the Employee Retirement Income Security Act of 1974, as amended, and any other material employee benefit plan, program or arrangement of any kind.

     1.3 “Environmental, Health, and Safety Requirements” means all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, noise or radiation, each as amended and as now or hereafter in effect.

     1.4 “Person” means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     1.5 “Security Interest” means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than: mechanic’s, materialmen’s, and similar liens; liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings; purchase money liens and liens securing rental payments under capital lease arrangements; and other liens arising in the ordinary course of business and not incurred in connection with the borrowing of money.

     1.6 “Tax(es)” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Internal Revenue Code of 1986, as amended), capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax or custom duty of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

2.	Basic Transaction

     2.1 Sale of Assets. On and subject to this Agreement’s terms and conditions, Buyer shall at Closing purchase and receive from Seller, and Seller shall at Closing sell, transfer, convey, and deliver to Buyer via the quitclaim deed attached hereto as Exhibit A (“Deed”), all of the Acquired Assets for the consideration specified below.

     2.2 Assumption of Liabilities. Except as may be otherwise expressly provided for herein, Buyer shall not by Closing assume or have any responsibility for any obligation or liability of Seller.

     2.3 Consideration. Subject to this Agreement’s terms and conditions, and as consideration for the Acquired Assets, Buyer shall at Closing pay Seller Six Million Five Hundred Twenty Five Thousand Dollars and 00/100 ($6,525,000.00) (“Purchase Price”) as follows:

          2.3.1 Monetary Consideration. Within thirty (30) calendar days from the Effective Date, Buyer shall pay to Seller a Twenty Five Thousand Dollar ($25,000.00) non-refundable down payment to secure exclusivity that prevents Seller from selling any or all of the Acquired Assets to any third party prior to the Closing Date. An additional Four Million Five Hundred Thousand Dollars and 00/100 ($4,500,000.00) of the Purchase Price shall be paid byand through the execution and delivery at Closing of the promissory note attached hereto as Exhibit B (“Note”) and the first position deed of trust attached hereto as Exhibit C (“Deed of Trust”), which secures Buyer’s full repayment of the amount due under the Note; and

          2.3.2 Stock Consideration. Two Million Dollars and 00/100 ($2,000,000) of the Purchase Price shall be paid by and through the delivery at Closing of forty million (40,000,000) shares of common stock in Buyer (priced for the Parties’ accounting purposes at five cents (5¢) per share) (“Shares”). The Shares shall be issued to Seller and those Seller Assignees (as defined below) that are identified by Seller prior to Closing in the to-be-ascribed share counts. Each of the so-named Persons, other than Trinity Alps Resources, Inc., are herein referred to singly as a “Seller Assignee” and collectively as “Seller Assignees”.

     2.4 Resale Restriction on Share. Seller acknowledges that, under applicable law and absent registration, the Shares may not be resold by any Seller Assignee for one year from the date that the Company files “Form 10” information with the Securities and Exchange Commission in regards to the Acquired Assets and the Buyer’s business and operations commencing following the Closing.

     2.5 Registration of a Portion of the Shares. Within one hundred sixty (160) business days from Closing, Buyer shall register no less than four million (4,000,000) of the Shares (which 4,000,000 Shares are herein referred to as the “To-be-registered Shares”) - such that the To-be-registered Shares thereby become unrestricted and free-trading. The Parties acknowledge that registration of the To-be-registered Shares may or may not be permitted by the United States Securities and Exchange Commission (“SEC”). Nevertheless, Buyer promises to good faith exercise its best efforts to register the To-be-registered Shares within the agreed-upon 160-day period. If for any reason Buyer fails to obtain registration of the To-be-registered Shares, in lieu thereof Seller agrees to accept, and Buyer agrees to immediately pay to Seller, Ten Thousand Dollars and 00/100 ($10,000.00) (“In-lieu Payment”).

     2.6 Closing. So long as all of the conditions to the obligations of both Parties to consummate the transaction contemplated herein (“Closing”) have been satisfied or waived (other than conditions with respect to actions the respective Parties will undertake at Closing), Closing shall take place at the office of Seller’s counsel, Rutledge Law Center Ltd., 320 North Carson Street, Carson City, Nevada 89701, commencing at 9:00 a.m. local time on or about ninety (90) calendar days from the Effective Date or such other date as the Parties may mutually determine (“Closing Date”). So long as Buyer is not then in default hereunder, Buyer may, in its sole discretion, extend the Closing Date for as many as three (3) additional 90-day periods.

     2.7 Deliveries at Closing. At Closing: Seller will deliver to Buyer the various instruments and documents required herein from Seller; Buyer will deliver to Seller the various instruments and documents required herein from Buyer; Buyer will execute, acknowledge (as appropriate), and deliver to Seller the Note and Deed of Trust attached hereto as Exhibit B and Exhibit C, respectively, as well as such other instruments of sale, transfer, conveyance, encumbrance, security, and assignment as Seller may reasonably request; and Buyer will deliver to Seller the Shares.

3. Site Work Commitment; Carried Interest. Within thirty six (36) months from Closing, Buyer shall spend at least One Million Five Hundred Thousand Dollars ($1,500,000) to further explore, develop and/or operate or otherwise exploit the Claims (“Buyer’s Work Commitment”). Buyer shall consult in advance with Seller with regard to all expenditures under Buyer’s Work Commitment of more than Fifty Thousand Dollars and 00/100 ($50,000.00) . None of Buyer’s Work Committment shall be satisfied by Buyer’s delivery or registration of the Shares, or by payment of any or all of the Note’s balance and/or the In-lieu Payment. As shall be further detailed in the JO Agreement (as defined below), until such time as Buyer’s Work Commitment has been fully expended, Seller’s proportionate share of operating costs under the JO and Joint Operations Agreement (as defined below), including maintenance, repair, servicing, supplying and insuring the Equipment & Improvements (as defined below), shall be entirely paid by Buyer as part of Buyer’s Work Commitment.

4. Additional Interest Purchase Option. If and when: the Note is timely and completely paid; the To-be-registered Shares are timely delivered to Seller and either timely registered OR the In-lieu Payment is timely and completely made to Seller; and Buyer’s Work Commitment is timely and completely fulfilled, Buyer has the irrevocable and exclusive option for forty-eight (48) months from Closing to purchase, for Three Hundred Thousand Dollars and 00/100 ($300,000.00) per percentage point, up to an additional fifteen percent (15%) interest in the assets of which the Acquired Assets comprise sixty percent (60%).

5.	Equipment & Improvements Use License & Buyout Option.

     5.1 License. Seller’s parent company, Trinity Alps Resources, Inc. has caused one of its wholly owned subsidiaries to conditionally license (“License”) to the partnership (“JO”) established by the conditional mining claims joint operations agreement also executed by the Parties on the Effective Date (“Joint Operations Agreement”) the use of all equipment, improvements and other items of personal property and improvements overlying the Claims on the Effective Date and registered with Siskiyou County as the personal property of Gold Run Enterprises, LLC (all of which Buyer hereby acknowledges reviewing and approving for adequacy and satisfactory operational condition) (“Equipment & Improvements”) in return for Buyer’s payment to Seller of One Hundred Thousand Dollars and 00/100 ($100,000.00) per year (as to the $100,000.00 due for each such year, the “License Fee”). At Buyer’s election and sole determination, Buyer may pay each License Fee as follows: 1) in cash; 2) in stock in Buyer at a twenty percent (20%) discount to the closing price on either the last day such License Fee could have been timely paid or such other date as the Parties may hereafter agree in a signed writing; or 3) credit toward Seller’s financial obligation to pay its pro rata interest for work performed under the Joint Operations Agreement (such obligation not accruing, of course, until Buyer’s Work Comittiment has been fully expended). As is detailed in the aforementioned Joint Operations Agreement, the JO is charged with maintaining, repairing, servicing, supplying, insuring and otherwise keeping in good condition through due care all of the Equipment & Improvements for so long as the License remains effective.

     5.2 Buyout. If, five (5) years from Closing, each year’s License Fee has been paid, Buyer may for five hundred thousand dollars ($500,000) purchase all or any part of (at Buyer’s election) the Equipment & Improvements. Additionally, Buyer may, during said 5-year period, for nine hundred thousand dollars ($900,000) purchase all or any part of the Equipment & Improvements. Such $500,000 or $900,000 payment may be made in any manner Buyer may have permissibly paid the License Fee.

6. Representations and Warranties of Seller. Seller represents and warrants to Buyer that the statements contained in this Section 6 are correct and complete on the Effective Date and will be correct and complete on the Closing Date (as though made then and as if the Closing Date were substituted for the Effective Date throughout this Section 6).

     6.1 Organization of Seller. The Acquired Assets are owned by Seller as a California domestic limited liability company in good standing.

     6.2 Authorization of Transaction. Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms and conditions.

     6.3 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transaction contemplated herein, will: violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller is subject, or any provision of Seller’s organizational documents; conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Seller is a party or by which it is bound or to which any of its assets are subject; or result in the imposition of any Security Interest upon any of its assets.

     6.4 Brokers’ Fees. Seller has no liability or obligation to pay any fee or commission to any broker, finder, or agent with respect to the transaction contemplated herein and for which Buyer could become liable or obligated.

     6.5 Title to Assets. Seller has good and marketable title to all of the Acquired Assets, free and clear of any Security Interest or restriction on transfer not disclosed to Buyer prior to Closing and/or herein.

     6.6 Buyer’s Due Diligence. Buyer shall conduct all due diligence that it deems necessary and appropriate, and shall not proceed to Closing unless entirely satisfied with the results of said due diligence review. Accordingly, in no event shall Seller be liable to Buyer for failing to disclose any fact, circumstance or surrounding, whether existing or prospective, with regard to the Acquired Assets.

     6.7 Legal Compliance. Except as shall be expressly disclosed to Buyer prior to Closing, Seller has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice is currently pending against Seller alleging any failure by Seller to so comply.

     6.8 Powers of Attorney. There are no outstanding powers of attorney that concern the Acquired Assets.

     6.9 Litigation. Except as has been expressly disclosed to Buyer prior to Closing, and except as may be satisfied with proceeds received by Seller from Closing, neither Seller nor the

Acquired Assets is subject to any outstanding injunction, judgment, order, decree, ruling, or charge, nor is a party (or is threatened to be made a party) to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, or before any arbitrator.

     6.10 Guaranties. Except as may be disclosed to Buyer prior to Closing, Seller is not a guarantor or otherwise liable for any liability or obligation (including indebtedness) of any other Person.

     6.11 Environmental, Health, and Safety Matters. Seller is in compliance with all applicable Environmental, Health, and Safety Requirements. Except to the extent otherwise disclosed to Buyer prior to Closing, no facts, events or conditions relating to the operations of Seller will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or bring about any other liability pursuant to Environmental, Health, and Safety Requirements.

     6.12 Disclosure. The representations and warranties contained in this Section 6 do not contain any intentionally untrue statement of a material fact or omit to state any material fact necessary in order to make such statements and information not misleading.

     6.13 Investment. Seller understands that, other than the To-be-registered Shares, the Buyer does not intend to register the Shares under the Securities Act of 1933, as amended, or under any state securities law, and the Shares are therefore being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering; and that the Seller Assignees are acquiring the Shares solely for their own respective accounts for investment purposes (and not with a view to the distribution thereof to any Person); is an accredited investor with knowledge and experience in business and financial matters; has received certain information concerning Buyer and has had the opportunity to obtain sundry additional information as Seller and the Seller Assignees, collectively, deem necessary to evaluate the merits and the risks inherent in holding the Shares; and that each of the Seller Assignees is able to bear the economic risk and lack of liquidity inherent in holding the Shares.

7. Representations and Warranties of Buyer. Buyer represents and warrants to Seller that the statements contained in this Section 7 are correct and complete as of the Effective Date and will be correct and complete as of the Closing Date (as though made then and as if the Closing Date were substituted for the Effective Date throughout this Section 7).

     7.1 Organization of Buyer. Buyer is a Nevada domestic corporation.

     7.2 Authorization of Transaction. Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions.

     7.3 Non-contravention. Neither the execution nor the delivery of this Agreement, nor the consummation of the transactions contemplated herein, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Buyer is subject, or conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which Buyer is bound or to which any of its assets is subject. Buyer must give any and every required notice hereof to, make any and every required filing with, and/or otherwise obtain the authorization, consent, or approval of any and every required governmental agency and/or department promptly after Closing.

     7.4 Brokers’ Fees. Buyer has no liability or obligation to pay any fee or commission to any broker, finder, or agent with respect to the transaction contemplated herein and for which Seller could become liable or obligated.

8. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the Effective Date and Closing.

     8.1 General. Each of the Parties will use its best efforts to take any and all action and to do all things necessary, proper, or advisable to consummate and make effective the transactions contemplated herein.

     8.2 Notices and Consents. Seller will give any and every notice required by any third party, and Seller will use Seller’s best efforts to obtain every third party consent that Buyer reasonably may request.

     8.3 Full Access. Seller will permit representatives of Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Seller, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to Seller.

     8.4 Notice of Developments. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties herein. No disclosure by any Party pursuant to this Section 8.4, however, shall be deemed to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

9.	CONDITIONS TO OBLIGATION TO CLOSE

     9.1 Conditions to Obligation of Buyer. The obligation of Buyer to consummate the transactions to be performed by it in connection with Closing is subject to satisfaction of the following conditions:

          9.1.1 Seller’s representations and warranties herein are true and correct in all material respects at and as of Closing Date;

          9.1.2 through Closing, Seller shall have performed and complied with all of its covenants hereunder in all material respects;

          9.1.3 no action, suit, or proceeding shall be pending against Buyer before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of Buyer to own and operate the Acquired Assets, or (D) affect adversely the right of Seller to own the Acquired Assets (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          9.1.4 after Closing, Buyer shall promptly seek to obtain all other authorizations, consents, and approvals of the governments and governmental agencies referred to herein;

          9.1.5 any audit of Seller that is required by the SEC shall have been completed and and approved by Buyer in its sole but reasonable discretion;

          9.1.6 Buyer’s sole and arbitrary review and approval of all information and records of Seller, whether or not related to the Claims, that Buyer deems appropriate for due diligence review; and

          9.1.7 all actions to be taken by Seller in connection with consummation of the transactions contemplated herein, and all certificates, opinions, instruments, and other documents required to effect such transactions, will be reasonably satisfactory in form and substance to Buyer.

Buyer may waive any condition specified in this Section 9.1 if it executes a writing so stating at or prior to Closing.

     9.2 Conditions to Obligation of Seller. The obligation of Seller to consummate the transactions to be performed by it in connection with Closing is subject to satisfaction of the following conditions:

          9.2.1 Buyer’s representations and warranties set forth herein shall be true and correct in all material respects at and as of Closing Date;

          9.2.2 through Closing, Buyer shall have performed and complied with all of its covenants hereunder in all material respects;

          9.2.3 no action, suit, or proceeding against Seller shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          9.2.4 after Closing, Seller shall promptly seek to obtain all other necessary authorizations, consents, and approvals of governments and governmental agencies referred to herein;

          9.2.5 all actions to be taken by Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Seller.

Seller may waive any condition specified in this Section 9.2 if it executes a writing so stating at or prior to Closing.

10.	TERMINATION

     10.1 Termination of Agreement. This Agreement may be terminated as provided below:

          10.1.1 Buyer and Seller may terminate this Agreement by mutual written consent at any time prior to Closing;

          10.1.2 Buyer may terminate this Agreement by giving written notice to Seller on or before the thirtieth (30th) calendar day following the Effective Date if Buyer is not entirely satisfied with the results of its continuing business, legal, and accounting due diligence regarding Seller;

          10.1.3 Buyer may terminate this Agreement by giving written notice to Seller at any time prior to Closing if Seller has breached any material representation, warranty, or covenant contained in this Agreement, Buyer has notified Seller of the breach, and the breach has continued without cure for a period of ten (10) days after the notice of breach, or Closing fails to timely occur by reason of the failure of any condition precedent under Section 9.1 hereof (unless the failure results primarily from Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

          10.1.4 Seller may terminate this Agreement by giving written notice to Buyer at any time prior to Closing if Buyer has breached any material representation, warranty, or covenant contained in this Agreement, Seller has notified Buyer of the breach, and the breach has continued without cure for a period of ten (10) calendar days after the notice of breach, or if Closing fails to timely occur by reason of the failure of any condition precedent under Section 9.2 hereof (unless the failure results primarily from Seller itself breaching any representation, warranty, or covenant contained in this Agreement).

     10.2 Effect of Termination. If either Party terminates this Agreement pursuant to Section 10.1 above, all rights and obligations of the Parties hereunder shall terminate without any liability of either Party to the other Party (except for any liability of a Party then in breach).

11.	INDEMNIFICATION

     11.1 Indemnification Provisions for Benefit of Buyer. If Seller breaches any of its representations, warranties, and covenants contained in this Agreement and/or any third-party claim is made against Buyer that arises from any act or omission relating to Seller’s operation of the Acquired Assets, then Seller shall indemnify Buyer, its respective directors, officers, shareholders, agents, attorneys and employees (each, a “Buyer Indemnified Party”) from and against any claim, liability, obligation, loss, damage, assessment, judgment, cost or expense (including, reasonable attorneys’ fees and costs and expenses reasonably incurred in investigating, preparing, defending against or prosecuting any litigation or claim), action, suit, proceeding or demand, of any kind or character (“Adverse Consequences”) a Buyer Indemnified Party shall suffer through and after the date of the claim for indemnification caused by such breach or act or omission.

     11.2 Indemnification Provisions for Benefit of Seller

          11.2.1 If Buyer breaches any of its representations, warranties, and covenants contained in this Agreement and/or any third party claim is made against Seller that arises from any act or omission relating to Buyer’s operation of the Acquired Assets after Closing, including any trademark infringement claims, then Buyer agrees to indemnify Seller, its directors, officers, shareholders, agents, attorneys and employees (each, a “Seller Indemnified Party”) from and against the entirety of any Adverse Consequences a Seller Indemnified Party shall suffer through and after the date of the claim for indemnification caused by such breach or act or omission.

          11.2.2 Additionally, Buyer shall indemnify each Seller Indemnified Party from and against the entirety of any Adverse Consequences that such Seller Indemnified Party suffers as a result of Buyer’s operation of any Acquired Asset after Closing.

     11.3 Matters Involving Third Parties

          11.3.1 If any third party notifies either Party (“Indemnified Party”) with respect to any matter (“Third Party Claim”) which may give rise to a claim for indemnification against any other Party (“Indemnifying Party”) under this Section 11, then the Indemnified Party shall promptly (and in any event within seven (7) business days after receiving notice of the Third Party Claim) notify the Indemnifying Party thereof in writing.

          11.3.2 The Indemnifying Party will have the right at any time to assume and thereafter conduct the defense of the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be unreasonably withheld) unless the judgment or proposed settlement involves only the payment of money damages without any admission of liability and does not impose an injunction or other equitable relief upon the Indemnified Party.

          11.3.3 Unless and until an Indemnifying Party assumes the defense of the Third Party

Claim as provided for in Section 11.3.2 above, the Indemnified Party may defend against the Third Party Claim in any manner it deems reasonably appropriate.

          11.3.4 In no event will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be unreasonably withheld).

12.	MISCELLANEOUS

     12.1 Survival of Representations and Warranties. All of the representations and warranties of the Parties contained herein shall survive Closing as and to the extent such representations and warranties may reasonably be construed to survive Closing.

     12.2 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to Closing without the other Party’s prior approval; provided, however, that either Party may make any public disclosure it believes in good faith is required by applicable law (in which case the disclosing Party will inform the other Party prior to making the disclosure).

     12.3 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     12.4 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the Parties’ entire agreement and supersedes any prior understandings, agreements or representations by or between the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

     12.5 Succession and Assignment. This Agreement binds and inures to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign this Agreement or any of its rights, interests, or obligations hereunder without the other Party’s prior written approval; provided, however, that Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its affiliates and (ii) designate one or more of its affiliates to perform its obligations hereunder (in any or all of which cases Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     12.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     12.7 Headings. The section headings contained herein are inserted for convenience only and do not affect in any way the meaning or interpretation of this Agreement.

     12.8 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Seller:

Patrick A. Fagen, President
Trinity Alps Resources, Inc., Manager
Bowerman Holdings, LLC
Post Office Box 16187
South Lake Tahoe, CA 96151

If to Buyer:

Greg Painter, President
Del Toro Silver Corp.
2436 Jacks Valley Road
P.O. Box 37
Genoa, Nevada 89411

     Either Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, facsimile, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Either Party may change the address to which notices, requests, demands and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     12.9 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

     12.10 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     12.11 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     12.12 Expenses. Each of Buyer and Seller will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     12.13 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean “including but not limited to.” Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     12.14 Incorporation of Exhibits and Schedules. The exhibits and schedules identified in this Agreement are incorporated herein by reference and are hereby made a part hereof.

     12.15 Specific Performance. Each of the Parties acknowledge that the other Party would be damaged irreparably if any of this Agreement’s provisions are not performed in accordance with its specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breach of this Agreement’s provisions and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in a court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

     12.16 Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of the state court sitting in Carson City, Nevada in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may serve the other Party by sending or delivering a copy of the process to the Party to be served at the applicable address set forth in Section 12.8 above. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

     12.17 Bulk Transfer Laws. Buyer acknowledges that Seller will not comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated herein.

     12.18 INDEPENDENT INVESTIGATION. THIS AGREEMENT HAS BEEN PREPARED BY COUNSEL TO SELLER SOLELY FOR SELLER’S BENEFIT. WHILE BUYER CONTEMPLATES RETAINING THAT SAME LAW FIRM (NAMELY,RUTLEDGE LAW CENTER LTD.)TO PROVIDE LEGAL COUNSEL TO BUYER POST-CLOSING, BUYER HEREBY ACKNOWLEDGES THAT SAID FIRM IS NOT REPRESENTING BUYER WITH REGARD TO THE TRANSACTION MEMORIALIZED HEREIN. FOR THE AVOIDANCE OF DOUBT, BUYER HEREBY EXPRESSLY WAIVES AND CONSENTS TO ANY CONFLICT THAT MIGHT EXIST BY VIRTUE OF RUTLEDGE LAW CENTER LTD.’S SOLE REPRESENTATION OF SELLER WITH REGARD TO THE UNDERLYING TRANSACTION. WITH THE FOREGOING IN MIND, EACH PARTY HAS: INDEPENDENTLY EVALUATED THE DESIRABILITY OF ENTERING INTO THIS AGREEMENT AND IS NOT RELYING ON ANY REPRESENTATION, GUARANTEE OR STATEMENT NOT SET FORTH HEREIN; AND HAS BEEN AFFORDED THE OPPORTUNITY TO SEEK LEGAL COUNSEL WITH REGARD TO ITS RIGHTS AND OBLIGATIONS AND HAS CONSULTED OR REFUSED SUCH COUNSEL, AND ACCORDINGLY NEGOTIATED THIS AGREEMENT.

     12.19 Execution. The Parties have each executed this Agreement by duly authorized representative and each acknowledges that it understands and agrees to be bound by it.

DEL TORO SILVER CORP.	BOWERMAN HOLDINGS, LLC
A Nevada Domestic Corporation	A California Domestic Limited Liability Company

/s/Gregory Painter	/s/Patrick A. Fagen
By: Gregory Painter, President	By: Trinity Alps Resources, Inc.
Its: Manager
By: Patrick A. Fagen
Its: President

ACKNOWLEDGED AND ACCEPTED:

TRINITY ALPS RESOURCES, INC.

/s/Patrick A. Fagen
By: Patrick A. Fagen
Its: President

Exhibit A

APNs: 860-001-509-00 and 860-001-410-000

WHEN RECORDED MAIL TO and
MAIL PROPERTY TAX STATEMENTS TO:

Del Toro Silver Corp.
P.O. Box 37
Genoa, Nevada 89411
Attention: Greg Painter, President

The undersigned hereby affirms that this document submitted
for recording does not contain the social security number of any person or persons.

Documentary Transfer Tax is: $_____________
[X] Computed at full value of property

I declare under penalty of perjury under the laws of the state of California that the foregoing is true and correct.

Signature: _____________________________________
Printed Name: __________________________________
Date and Place:_________________________________

QUITCLAIM DEED

     For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, BOWERMAN HOLDINGS, LLC, a California domestic limited liability company, with a mailing address of Post Office Box 16187, South Lake Tahoe, California 96151, does hereby remise, release and forever quitclaim to DEL TORO SILVER CORP., a Nevada domestic corporation, an undivided sixty percent (60%) interest in, of and to one hundred percent (100%) of its right, title and interest in and to that real property situated in the County of Siskiyou, State of California, bounded and described as follows:

See Attached Schedule “A”

together with all and singular tenements, hereditaments and appurtenances thereunto belonging or in anywise appertaining.

WITNESS my hand this ______day of _________________, 2011.

Bowerman Holdings, LLC,
a California Domestic Limited Liability Company

By:
Name:	Patrick A. Fagen
President of its Manager, Trinity Alps Resources, Inc.

STATE OF _______________________________	)
)ss.
COUNTY OF ___________________ - _________	)

     This instrument was acknowledged before me on ____________________, 2011 by Patrick A. Fagen, President of Trinity Alps Resources, Inc., Manager of Bowerman Holdings, LLC.

Signature of Notarial Officer

SCHEDULE “A”

Exhibit B

SECURED
PROMISSORY NOTE

$4,500,000.00

Carson City, Nevada
_____________________, 201___ (“Effective Date”)

     FOR VALUE RECEIVED, the undersigned Maker hereby promises to pay to Bowerman Holdings, LLC or its order (as applicable, “Holder”) the principal sum of FOUR MILLION FIVE HUNDRED THOUSAND DOLLARS AND 00/100 ($4,500,000.00) with interest accruing from the Effective Date on the unpaid principal and interest at the rate of ten percent interest (10%) per annum, compounded monthly, as follows: principal and interest shall be due and payable in full thirty six (36) months from the Effective Date by way of a balloon payment equal to the amount of the entire balance then-due hereunder.

     Maker may prepay all or any part of the sum due hereunder at any time without penalty. If Maker contracts to sell the real property against which the deed of trust securing this note is filed of record, then the entire amount then-due hereunder shall become automatically due and payable to Holder from the closing proceeds of any such sale (and any and every lender and/or escrow agent and officer associated therewith is hereby irrevocably instructed to pay Holder all of such funds directly from those proceeds).

     A delinquent payment hereunder shall result in a late fee equal to ten percent (10%) of the delinquent payment’s amount. Acceptance of a delinquent partial payment does not waive Holder’s right to insist upon immediate payment in full and timely, complete payment in the future. If Maker is more than thirty (30) calendar days delinquent on any payment due hereunder, or violates any of the promises or covenants contained in the deed of trust securing this note; or if Maker executes a general assignment for the benefit of creditors, or a bankruptcy proceeding is commenced by or against Maker; or if a receiver is appointed for Maker or any of Maker’s property, such acts constitute a default hereunder, and the: per annum interest rate delineated above shall automatically and immediately increase to fifteen percent (15%) per annum, compounded monthly; and the entire balance then unpaid shall, as a result of said default, immediately become due and payable at the Holder’s sole option and without notice or demand.

     Maker promises to pay all of Holder’s costs, expenses and attorneys’ fees if Holder seeks legal counsel or institutes a suit or legal or equitable action to collect money due under this note, with the aggregate amount thereof to be included in any judgment obtained on this note.

     Maker waives presentment for payment, demand, notice, protest and notice of protest, diligence and nonpayment hereof, and any and all defenses.

     This note is secured by a Deed of Trust of even date herewith naming Trinity Alps Resources, Inc. as Trustee.

______________________________________(“Maker”)
Del Toro Silver Corp.
By: Greg Painter
Its: President

DO NOT LOSE OR DESTROY THIS NOTE: When paid, this note and the original Deed of Trust securing same must be surrendered to the Trustee for cancellation before reconveyance will be made.

Exhibit C

First Position Deed of Trust

APNs: 860-001-509-00 and 860-001-410-000

RECORDING REQUESTED BY:
Rutledge Law Center Ltd.

When recorded, mail to:
Patrick A. Fagen, President
Trinity Alps Resources, Inc., Manager
BOWERMAN HOLDINGS, LLC
Post Office Box 16187
South Lake Tahoe, CA 96151

The undersigned hereby affirms that this document
submitted for recording does not contain the social
security number of any person or persons.

Documentary Transfer Tax is: $____________
[X] Computed at full value of property

I declare under penalty of perjury under the laws of the
state of California that the foregoing is true and correct.

Signature: _____________________________________
Printed Name: __________________________________
Date and Place: _________________________________	(space above for recorder’s use only)

 FIRST DEED OF TRUST
WITH ASSIGNMENT OF RENTS

This deed of trust and the Schedule A attached hereto and hereby incorporated herein by this reference (collectively, this “Deed of Trust”) is made and entered into on _______________ _____ , 201__ by DEL TORO SILVER CORP., a Nevada domestic corporation whose address is 2436 Jacks Valley Road, Genoa, Nevada 89411 (“Trustor”), for the benefit of BOWERMAN HOLDINGS, LLC, a California domestic limited liability company whose address is set forth above (“Beneficiary”), with TRINITY ALPS RESOURCES, INC., a Nevada domestic corporation, whose address is Post Office Box 16187, South Lake Tahoe, California 96151, hereby appointed as trustee (“Trustee”).

Trustor hereby irrevocably grants, transfers and assigns to Trustee in trust, with power of sale, all of Trustor’s interest in and to that property situated in the Siskiyou County, California that is referenced by Assessor's Parcel Numbers 860-001-509-00 and 860-001-410-000, and more specifically described in Schedule A, together with any and all improvements thereon (the “Property”).

     TOGETHER WITH all tenements, hereditaments, appurtenances and rights-of-way thereunto belonging or appertaining, including water, mineral, timber and crop rights, and the reversion(s), remainder(s), rent(s), issue(s) and profit(s) thereof and therefrom; reserving, however, the right to collect and use same as long as there is no existing default hereunder (as defined in the Note), and, in the event of such a default, Trustor does hereby authorize Beneficiary to perpetually collect and recover same in the name of Trustor or its

Trustor’s Initials: ________	1

successor-in-interest through any lawful means.

     FOR THE PURPOSE OF SECURING: (1) payment of the indebtedness evidenced by the promissory note of even date herewith in the principal sum of FOUR MILLION FIVE HUNDRED THOUSAND DOLLARS AND 00/100 ($4,500,000.00) payable to Beneficiary or its order (“Note”); (2) payment and discharge of all debt secured by a deed of trust against the Property and now of record with Siskiyou County (“Senior Secured Debt”), of which Trustor hereby represents, warrants, covenants and promises there is none; (3) additional sums and advances hereafter made by and between Beneficiary or its assignee to or for the benefit of Trustor or its successor in ownership of the Property, if any; and (4) performance of each of Trustor’s commitments contained herein or incorporated herein by reference (including, but not limited to, the full and timely expenditure of Buyer’s Work Commitment), Trustor expressly makes, adopts and covenants to each provision herein.

1. This Deed of Trust is, at the time of execution, subject and subordinate to only Senior Secured Debt (which, to reiterate, Trustor herein represents, warrants, covenants and promises there is none). Trustor hereby promises and covenants to never default under any note establishing Senior Secured Debt. Should Trustor default in payment of any installment required by the holder of any Senior Secured Debt, or any other payment obligation detailed herein, such failure shall also constitute a default hereunder. Thereafter, Trustee may make the required third party payment(s), including late charges, penalties and/or advances, with any and all such payments added to the balance then due under the Note secured hereby. However, no such payments by Trustee shall constitute a waiver of Trustor’s default hereunder or the resulting, automatic increase in per annum interest due under the note secured hereby.

2. Trustor shall: properly care for and keep the Property in good condition and repair; not remove or demolish any building thereon; complete in a good and workmanlike manner any building which may be constructed thereon; pay when due all property taxes, other assessments related to the Property, and claims for labor performed and materials furnished therefor; comply with all laws, ordinances and regulations relating to any alterations or improvements made thereon; not commit or permit any waste thereof; and not commit, suffer or permit any act to be done in or upon the Property that violates any law, covenant, condition or restriction affecting the Property.

3. Trustor covenants to keep all buildings that may now or at any time hereafter be on the Property insured against loss by fire and other casualty with a company or companies authorized to issue such insurance in California. Said insurance shall be at least in the sum of all obligations under this Deed of Trust and any Senior Secured Debt, or the maximum full insurable value of such buildings, whichever is less. The policies of said insurance shall name Beneficiary as primary loss payee and shall be delivered to Beneficiary as further security, and, in default thereof, Trustor shall be in default hereunder. Trustee or Beneficiary may thereafter procure such insurance and/or make such repairs, and expend for either of such purposes such sums as Beneficiary deems necessary. The amount collected by Beneficiary under any fire or other insurance policy may be applied by Beneficiary to any monetary loss suffered by Beneficiary as a result of the breach by Trustor of a provision hereof or of the Note, or, at the Beneficiary’s option, all or a portion of the amount so collected may be released to Trustor. Such application or release shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice, including the automatic and immediate increase in per annum interest due under the Note.

4. Trustor promises and covenants that if a suit or action is commenced or is pending that affects the Property, or any part thereof, or the title thereto, or if any adverse claim for or against the Property, or any part thereof, is made or asserted, Trustor will appear in and defend such matter purporting to affect the security and will pay all costs thereof and all damages arising therefrom. At Trustor’s expense, Beneficiary and/or Trustee may also participate in such suit or action if either so chooses.

Trustor’s Initials: _________	2

5. Any award of damages in connection with any condemnation for public use of, or injury to the Property, or any part thereof, is hereby assigned and shall be paid to Beneficiary to maximum extent available and as necessary to fully repay the debt secured hereby.

6. If Trustor defaults in any payment to Beneficiary secured hereunder, contracts to sell, convey or alienate the Property, agrees to refinance senior debt secured in whole or in part by said property, or is otherwise divested of any title interest therein, Beneficiary may, in its sole and absolute discretion, declare all sums secured hereby immediately due and payable by delivering to Trustee a written declaration of default and demand for sale. Trustee shall cause same to be promptly filed of record and, after lapse without cure of period provided for under California law, Trustee shall give notice as required by law and shall sell the Property for cash to the highest bidder, payable immediately upon sale, at such time and in such place within the state of California as the Trustee, in his sole discretion, deems best, by trustee’s deed (but without any covenant or warranty). Any person or entity, including Trustor, Trustee and Beneficiary, may purchase the Property at such sale.

     While expressly not required of Trustee with regard to any third-party action or initiated sale concerning the Property, Trustor hereby requests that a copy of any “Notice of Default” and any “Notice of Sale” hereunder be mailed to Trustor at the address set forth above at the onset, and promises and covenants to pay any deficiency arising from such sale after application of the sales proceeds as provided for herein. Further, Trustor promises and covenants to pay and discharge all costs, fees and expenses otherwise incurred in connection with any default by Trustor hereunder.

     After deducting all costs, fees and expenses of Trustee and this trust, including the cost of evidence of title in connection with sale, Trustee shall apply the proceeds of sale in this order: all sums expended under the terms hereof, not then repaid, with accrued interest thereon at the amount provided for herein; all other sums then secured hereby; and the remainder, if any, to the person or persons legally entitled thereto.

7. The Beneficiary or Trustee may charge a fee of $75 for each change in parties. Additionally, to the extent applicable, each and every covenant and provision in the fictitious deed of trust heretofore recorded in the official records of the Siskiyou County recorder, if any, are hereby incorporated herein by this reference and are meant to be read with this Deed of Trust’s express terms and conditions. However, the express terms hereof shall govern should any of said express terms directly conflict with a covenant or other provision incorporated herein by reference.

8. This Deed of Trust is governed by California law, and binds and inures to the benefit of the parties hereto, and their heirs, legatees, devisees, administrators, executors, successors and assigns. The trust created hereby is expressly irrevocable by Trustor.

9. Upon: receipt of the below notification from Beneficiary that the Note has been repaid and performed; surrender of the Note and this Deed of Trust to Trustee for cancellation and retention; and payment of all of Trustee’s fees, the Trustee shall re-convey, without warranty, the property then held hereunder. Such reconveyance may be to “the person(s) legally entitled thereto.”

SIGNATURE OF TRUSTOR

3

STATE OF CALIFORNIA	)
) ss
COUNTY OF ___________________	)

On __________________ ________, 2011, before me, a notary public, personally appeared  __________________ , an individual, personally known or proved to me to be the person whose name is subscribed to the above instrument and who acknowledged that he executed the instrument.

Notary Public

TO TRUSTEE:

     The undersigned is the legal owner and holder of the note, and of all other indebtedness secured by the foregoing Deed of Trust. Said note(, together with the indebtedness secured by said Deed of Trust, have been fully paid and satisfied; and you are hereby requested and directed, on payment to you of any sums due and owing to you under the terms of said Deed of Trust, to cancel said note and other evidences of indebtedness secured thereby, and said Deed of Trust, and to re-convey, without warranty, to the person(s) legally entitled thereto all of the estate now held by you under same.

Dated: ____________________________________

_________________________________________

_________________________________________

Please mail the respective, canceled note, other evidences of indebtedness, and Deed of Trust to:

Greg Painter, President
Del Toro Silver Corp.
P.O. Box 37
Genoa, Nevada 89411

DO NOT LOSE OR DESTROY THIS DEED OF TRUST: When paid, this Deed of Trust and the original promissory note secured by same must be surrendered to the Trustee for cancellation before reconveyance will be made.

4

Schedule A

Trustor’s Initials: ________